CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated February 3, 1997 included in Pioneer Money Market Trust's 1996 Annual Report (and to all references to our firm) included in or made a part of the Pioneer Money Market Trust Post-Effective Amendment No. 14 to Registration Statement File No. 33-13179 and Amendment No. 15 to Registration File No. 811-5099.



                                                       ARTHUR ANDERSEN LLP



Boston, Massachusetts
April  29, 1997